As filed with the Securities and Exchange Commission on August 10, 2007
Registration No. 333-143643

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
PRE-EFFECTIVE AMENDMENT NO. 3 TO THE
FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
NORTHFIELD BANCORP, INC. (IN ORGANIZATION) AND
NORTHFIELD BANK EMPLOYEE SAVINGS PLAN
(Exact Name of Registrant as Specified in Its Charter)

United States	6712	To be applied for
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
1731 Victory Boulevard
Staten Island, New York 10314
(718) 448-1000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of
Registrant’s Principal Executive Offices)
John W. Alexander
1731 Victory Boulevard
Staten Island, New York 10314
(718) 448-1000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of
Agent for Service)
Copies to:
Ned Quint, Esq.
Eric Luse Esq.
Luse Gorman Pomerenk & Schick, P.C.
5335 Wisconsin Avenue, N.W., Suite 400
Washington, D.C. 20015
(202) 274-2000
Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☑
If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of each class of		offering price	aggregate	Amount of
securities to be registered	Amount to be registered	per share	offering price	registration fee
Common Stock, $0.01 par value per share	20,161,377 shares (1)	$10.00	$201,613,770(2)	$6,190(3)
Participation Interests	984,805 interests			(4)

(1)	Includes shares to be issued to Northfield Bank Foundation, a private foundation.

(2)	Estimated solely for the purpose of calculating the registration fee.

(3)	Previously paid.

(4)	The securities of Northfield Bancorp, Inc. to be purchased by the Northfield Bank Employee Savings Plan are included in the amount shown for common stock. However, pursuant to Rule 457(h) of the Securities Act of 1933, as amended, no separate fee is required for the participation interests. Pursuant to such rule, the amount being registered has been calculated on the basis of the number of shares of common stock that may be purchased with the current assets of such plan.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PART II:	INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

		Amount (1)
*	Registrant’s Legal Fees and Expenses	$600,000
*	Registrant’s Accounting Fees and Expenses	330,000
*	Marketing Agent Fees and Expenses	1,143,000
*	Appraisal Fees and Expenses	65,000
*	Business Plan Fees and Expenses	38,500
*	Printing, Postage, Mailing and EDGAR	300,000
*	Filing Fees (NASD, Nasdaq, SEC and OTS)	195,408
*	Transfer Agent and registrar fees and expenses	20,000
*	Certificate Printing	10,000
*	Other	66,092

*	Total	$2,768,000

*	Estimated

(1)	Fees are estimated at the midpoint of the offering range. Northfield Bancorp, Inc. has retained Sandler O’Neill & Partners, L.P. to assist in the sale of common stock on a best efforts basis in the offerings.

Item 14.	Indemnification of Directors and Officers
          Article XII of the Registrant’s Bylaws provides that “the Company shall indemnify its personnel, including directors, officers and employees, to the fullest extent authorized by applicable law and the Office’s regulations, as the same exists or may hereafter be amended.”
          In addition, Section 545.121 of the Office of Thrift Supervision (“OTS”) regulations provides indemnification for directors and officers of Northfield Bank (the “Bank”), following the completion of the Bank’s charter conversion. All the directors and officers of the Registrant hold the same position with the Bank and have indemnification under OTS Regulations as described below.
          Generally, federal regulations define areas for indemnity coverage for federal savings associations as follows:
          (a) Any person against whom any action is brought or threatened because that person is or was a director or officer of the savings association shall be indemnified by the savings association for:
(i)	Any amount for which that person becomes liable under a judgment in such action; and

(ii)	Reasonable costs and expenses, including reasonable attorneys’ fees, actually paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under this section if he or she attains a favorable judgment in such enforcement action.
          (b) Indemnification shall be made to such person under paragraph (b) of this Section only if:
(i)	Final judgment on the merits is in his or her favor; or

(ii)	In case of:
a.	Settlement,

b.	Final judgment against him or her, or

c.	Final judgment in his or her favor, other than on the merits, if a majority of the disinterested directors of the savings association determine that he or she was acting in good faith within the scope of his or her employment or authority as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interest of the savings association or its members. However, no indemnification shall be made unless the association gives the Office at least 60 days notice of its intention to make such indemnification. Such notice shall state the facts on which the action arose, the terms of any settlement, and any disposition of the action by a court. Such notice, a copy thereof, and a certified copy of the resolution containing the required determination by the board of directors shall be sent to the Regional Director, who shall promptly acknowledge receipt thereof. The notice period shall run from the date of such receipt. No such indemnification shall be made if the OTS advises the association in writing, within such notice period, of its objection thereto.
          (c) As used in this paragraph:
(i)	“Action” means any judicial or administrative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review;

(ii)	“Court” includes, without limitation, any court to which or in which any appeal or any proceeding for review is brought;

(iii)	“Final Judgment” means a judgment, decree, or order which is not appealable or as to which the period for appeal has expired with no appeal taken;

(iv)	“Settlement” includes the entry of a judgment by consent or confession or a plea of guilty or of nolo contendere.

Item 15.	Recent Sales of Unregistered Securities
                    Not Applicable.

Item 16.	Exhibits and Financial Statement Schedules:
                    The exhibits and financial statement schedules filed as part of this registration statement are as follows:
(a)	List of Exhibits

1.1	Engagement Letter between Northfield Bancorp, Inc. and Sandler O’Neill & Partners, L.P.***
1.2	Form of Agency Agreement between Northfield Bancorp, Inc. and Sandler O’Neill & Partners, L.P. ***
2	Northfield Bancorp, Inc. Stock Issuance Plan
3.1	Proposed Charter of Northfield Bancorp, Inc.***
3.2	Proposed Bylaws of Northfield Bancorp, Inc.***
4	Form of Common Stock Certificate of Northfield Bancorp, Inc.***
5	Opinion of Luse Gorman Pomerenk & Schick regarding legality of securities being registered***
8.1	Federal Tax Opinion of Luse Gorman Pomerenk & Schick with respect to subscription rights***
8.2	Federal Tax Opinion of Luse Gorman Pomerenk & Schick with respect to charitable foundation***
10.1	Employee Stock Ownership Plan***
10.2	Employment Agreement with John W. Alexander***
10.3	Employment Agreement with Kenneth Doherty***
10.4	Employment Agreement with Michael Widmer***
10.5	Employment Agreement with Steven Klein***
10.6	Supplemental Executive Retirement Agreement with Albert J. Regen***

10.7	Northfield Savings Bank 2006 Executive Incentive Compensation Plan***
10.8	Short Term Disability and Long Term Disability for Senior Management***
10.9	Northfield Savings Bank Non-Qualified Deferred Compensation Plan***
10.10	Supplemental Employee Stock Ownership Plan
21	Subsidiaries of Registrant***
23.1	Consent of Luse Gorman Pomerenk & Schick (contained in Opinions included as Exhibits 5 and 8)
23.2	Consent of KPMG LLP***
23.3	Consent of FinPro, Inc.***
24	Power of Attorney (set forth on signature page)
99.1	Appraisal Agreement between Northfield Bancorp, Inc. and FinPro, Inc.***
99.2	Business Plan Agreement between Northfield Bancorp, Inc. and Keller & Company, Inc.***
99.3	Letter of FinPro, Inc. with respect to Subscription Rights***
99.4	Appraisal Report of FinPro, Inc.**,***
99.4.1	Update to Appraisal Report of FinPro, Inc.**,***
99.5	Marketing Materials, Including Order and Acknowledgement Forms***

*	To be filed supplementally or by amendment.

**	Supporting financial schedules filed in paper format only pursuant to Rule 202 of Regulation S-T. Available for inspection, during business hours, at the principal offices of the SEC in Washington, D.C.

***	Previously filed.
(b)	Financial Statement Schedules
No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes.

Item 17.	Undertakings
                    The undersigned Registrant hereby undertakes:
                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
                    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
                    (4) The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
          i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);
          ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
          iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
          iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
                    (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Staten Island, New York on August 9, 2007.

NORTHFIELD BANCORP, INC.
By:	\s\ John W. Alexander
John W. Alexander
Chairman and Chief Executive Officer (Duly Authorized Representative)

POWER OF ATTORNEY
     We, the undersigned directors and officers of Northfield Bancorp, Inc. (the “Company”) hereby severally constitute and appoint John W. Alexander as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said John W. Alexander may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-1 relating to the offering of the Company’s common stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said John W. Alexander shall do or cause to be done by virtue thereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

\s\ John W. Alexander John W. Alexander	Chairman and Chief Executive Officer (Principal Executive Officer)	August 9, 2007
\s\ Steven M. Klein Steven M. Klein	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 9, 2007
\s\ Stanley A. Applebaum Stanley A. Applebaum	Director	August 9, 2007
\s\ John R. Bowen John R. Bowen	Director	August 9, 2007
\s\ Annette Catino Annette Catino	Director	August 9, 2007
\s\ Gil Chapman Gil Chapman	Director	August 9, 2007

Signatures	Title	Date
\s\ John P. Connors, Jr. John P. Connors, Jr.	Director	August 9, 2007
\s\ John J. DePierro John J. DePierro	Director	August 9, 2007
\s\ Susan Lamberti Susan Lamberti	Director	August 9, 2007
\s\ Albert J. Regen Albert J. Regen	Director	August 9, 2007
\s\ Patrick E. Scura, Jr. Patrick E. Scura, Jr.	Director	August 9, 2007

As filed with the Securities and Exchange Commission on August 10, 2007
Registration No. 333-143643

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

EXHIBITS
TO
PRE-EFFECTIVE AMENDMENT NO. 3 TO THE
REGISTRATION STATEMENT
ON
FORM S-1
Northfield Bancorp, Inc. And
Northfield Bank Employee Savings Plan
Staten Island, New York

EXHIBIT INDEX

1.1	Engagement Letter between Northfield Bancorp, Inc. and Sandler O’Neill & Partners, L.P.***
1.2	Form of Agency Agreement between Northfield Bancorp, Inc. and Sandler O’Neill & Partners, L.P.***
2	Northfield Bancorp, Inc. Stock Issuance Plan
3.1	Proposed Charter of Northfield Bancorp, Inc.***
3.2	Proposed Bylaws of Northfield Bancorp, Inc.***
4	Form of Common Stock Certificate of Northfield Bancorp, Inc.***
5	Opinion of Luse Gorman Pomerenk & Schick regarding legality of securities being registered***
8.1	Federal Tax Opinion of Luse Gorman Pomerenk & Schick with respect to subscription rights***
8.2	Federal Tax Opinion of Luse Gorman Pomerenk & Schick with respect to charitable foundation***
10.1	Form of Employee Stock Ownership Plan***
10.2	Employment Agreement with John W. Alexander***
10.3	Employment Agreement with Kenneth Doherty***
10.4	Employment Agreement with Michael Widmer***
10.5	Employment Agreement with Steven Klein***
10.6	Supplemental Executive Retirement Agreement with Albert J. Regen***
10.7	Northfield Savings Bank 2006 Executive Incentive Compensation Plan***
10.8	Short Term Disability and Long Term Disability for Senior Management***
10.9	Northfield Savings Bank Non-Qualified Deferred Compensation Plan***
10.10	Supplemental Employee Stock Ownership Plan
21	Subsidiaries of Registrant***
23.1	Consent of Luse Gorman Pomerenk & Schick (contained in Opinions included as Exhibits 5 and 8)
23.2	Consent of KPMG LLP***
23.3	Consent of FinPro, Inc.***
24	Power of Attorney (set forth on signature page)
99.1	Appraisal Agreement between Northfield Bancorp, Inc. and FinPro, Inc.***
99.2	Business Plan Agreement between Northfield Bancorp, Inc. and Keller & Company, Inc.***
99.3	Letter of FinPro, Inc. with respect to Subscription Rights***
99.4	Appraisal Report of FinPro, Inc.**,***
99.4.1	Update to Appraisal Report of FinPro, Inc.**,***
99.5	Marketing Materials, Including Order and Acknowledgement Forms***

*	To be filed supplementally or by amendment.

**	Supporting financial schedules filed in paper format only pursuant to Rule 202 of Regulation S-T. Available for inspection, during business hours, at the principal offices of the SEC in Washington, D.C.

***	Previously filed.